UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2008

AMERICAN URANIUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52824	98-0491170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 17th Street, Suite 2800 South Tower, Denver, CO 80202
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (303) 634-2265

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 18, 2008 we entered into a lease and option agreement with Nu Star Exploration LLC pursuant to which we have the option to purchase certain mineral properties from Nu Star located in the state of Arizona. The agreement is for one year and may be cancelled or renewed by either party.

Consideration for the mineral properties is an initial cash payment of US $119,550 and shares equivalent to US $80,000 based upon the average adjusted closing price as quoted by Yahoo! Finance over a 10 day period prior to September 18, 2008.

Item 3.02 Unregistered Sales of Equity Securities

On September 18, 2008 we issued 150,943 shares of common stock at a price of $0.53 per share pursuant to an agreement with Nu Star.

We issued the shares to one US person pursuant to an exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d)              Exhibits

10.1	Lease and Option Agreement dated September 18, 2008 with Nu Star Exploration LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN URANIUM CORPORATION

/s/ Robert A. Rich
Robert A. Rich
President, Secretary and Director

Date: September 18, 2008